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                                                        EXHIBIT 10(B)




                       [PROVIDENTMUTUAL LIFE AND ANNUITY
                         COMPANY OF AMERICA LETTERHEAD]


                                        April 28, 1997



Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Gentlemen:

I hereby consent to the use of my name in the Prospectus under the heading "Experts" filed as part of the Post-Effective Amendment No. 1 on Form N-4 File No. 33-65195) for the Providentmutual Variable Annuity Separate Account.

                                        Very truly yours,

                                        /s/ Scott V. Carney

                                        Scott V. Carney, FSA, MAAA
                                        Vice President & Actuary

SVC/LES/ja